INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this
Pre-Effective Amendment No. 1 to Registration Statement No.
333-106936 of Jennison Growth Fund, a series of Oppenheimer
Select Managers on Form N-14 of our report dated December
20, 2002 appearing in the Jennison Growth Fund's Annual
Report to Shareholders for the year ended November 30,
2002, in the Combined Prospectus and Proxy Statement which
is part of the Registration Statement and in the Statement
of Additional Information, which is also part of such
Registration Statement.

We also consent to the reference to us under the headings
"What are the Tax Consequences of the Reorganization" and
"Agreement and Plan of Reorganization" in the Combined
Prospectus and Proxy Statement which are part of such
Registration Statement.

We also consent to the use of our draft Tax Opinions in
exhibit 16(2) in Part C which is part of such Registration
Statement.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Denver, Colorado
August 20, 2003